SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Clearwater Paper Corporation 2021

CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2021

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Clearwater Paper Corporation 2021

Clearwater Paper Corporation 601 West Riverside, Suite 1100 Spokane, WA 99201

Dear Clearwater Paper stockholders and stakeholders:

As the COVID pandemic spread across our country, we at Clearwater Paper focused on two key priorities: keeping our people healthy and safe, and meeting the significant increase in demand for our essential products that were rapidly becoming in short supply. We managed to do both. I could not be prouder of our team of over 3,300 people across the country who made this happen – through their vigilance, commitment, and hard work. We took several steps to protect, support and thank our people during this time, including enhanced benefits, product distributions, and a discretionary bonus for more than 2,800 of our people.

While focusing on our people and customers, we delivered solid operational and financial results. We strengthened our balance sheet by reducing net debt by $200 million, re-financing our 2023 notes, and improving liquidity. You can read more about our 2020 accomplishments in the Business Highlights section.

2020 was certainly a challenging year, but we believe that we are well-positioned to benefit from key trends in the long run:

•	Our products are inherently renewable.
o	The primary raw material we use is wood that we procure from sustainable sources.
o	As the world’s growing population places greater demands on scarce resources, the need to rely on renewable ones is growing.
•	As a leading provider of private-brand tissue products, we are positioned to benefit from consumers shift away from major brands.
•	Our expertise in tissue manufacturing, supply chain, and transportation is a key differentiator.
•	As a producer of high-quality paperboard, we are well-positioned to support the trend towards more sustainable packaging and foodservice products.
•	We operate well-invested paperboard assets, with a geographic footprint enabling us to efficiently service our customers.
•	We have a strong governance foundation, a gender-diverse leadership team, a diversity, equity and inclusion program, a wide array of employee benefits, and an ethics-based culture.
•	We are delivering strong business results that position us to continue to innovate and grow.

We seek your voting support for the items described in this proxy statement and encourage you to participate in our annual meeting. I am truly honored and humbled to lead such a strong team and am grateful for your investment and trust in all of us.

Sincerely,

Arsen Kitch

Chief Executive Officer

Clearwater Paper Corporation 2021

i

PROXY STATEMENT TABLE OF CONTENTS

Clearwater Paper Corporation 2021

ii

5	ANNUAL MEETING INFORMATION	GENERAL INFORMATION	60

		INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS	61

		ANNUAL MEETING INFORMATION	61

6	PROPOSALS	PROPOSAL 1—ELECTION OF DIRECTORS	67

		PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021	68

		PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	69

Clearwater Paper Corporation 2021

iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Monday, May 17, 2021 Time: 9:00 a.m. Pacific Place: 601 West Riverside Avenue, Spokane, WA 99201 Via webcast: https://register.proxypush.com/CLW Record Date: March 18, 2021

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.  Each attendee must present the proper form of documentation (as described in the section “Annual Meeting Information”) to be admitted.

You may vote your shares in one of four ways:
	MAIL Return the proxy card by mail in the postage paid envelope	INTERNET go to www.proxyvote.com	TELEPHONE call the toll free number 1-800-690-6903	IN PERSON Attend the annual meeting with your ID.
Meeting Agenda / Proposals

We are holding this meeting to:

•	elect three directors to the Clearwater Paper Corporation Board of Directors;
•	ratify the appointment of our independent registered public accounting firm for 2021;
•	hold an advisory vote to approve the compensation of our named executive officers; and
•	transact any other business that properly comes before the meeting.

Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2020. This proxy statement and our 2020 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Financial Information & SEC Filings.” Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

Notice Regarding the Availability of Proxy Materials	By Order of the Board of Directors,

On or about April 6, 2021 we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2021 Proxy Statement and 2020 Annual Report to Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our 2021 Proxy Statement and 2020 Annual Report on or about April 6, 2021.

MICHAEL S. GADD
Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

1. PROXY SUMMARY AND BUSINESS HIGHLIGHTS

CLEARWATER PAPER CORPORATION

PROXY STATEMENT

for the

2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to stockholders of Clearwater Paper Corporation in connection with the solicitation of proxies by our Board of Directors for use at our 2021 Annual Meeting of Stockholders, which is described below. References to “Clearwater Paper,” “the company,” “we,” “us” or “our” throughout this proxy statement mean Clearwater Paper Corporation.

Proxy Statement Summary

This summary highlights important information you will find elsewhere in this Proxy Statement. It is only a summary and you should review the entire Proxy Statement before you vote.

Meeting Information

Date and Time	Location	Record Date	Mailing Date
Monday, May 17, 2021 9:00 a.m. Pacific	601 West Riverside Avenue, Spokane, WA 99201	March 18, 2021	On or about April 6, 2021
Via webcast: https://register.proxypush.com/CLW
Meeting Agenda / Proposals
Proposal	Board of Directors’ Recommendation
1. Elect three directors to the Clearwater Paper Corporation Board of Directors	FOR each nominee
2. Ratify the appointment of our independent registered public accounting firm for 2021	FOR
3. Hold an advisory vote to approve the compensation of our named executive officers	FOR
4. Transact any other business that properly comes before the meeting

Information regarding our executive compensation program can be found under the “Executive Compensation Discussion and Analysis” section found later in this proxy.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Board Composition and Diversity

Average tenure 5.2 years

Age Distribution
Average age 60.25
(1)
(3)
(3)
(1)
30's
50's
60's
70's

Director Tenure
(4)
(3)
(1)
0-4 yrs.
5-9 yrs.
10-14 yrs.

•	The above charts reflect information for all nominees and continuing directors.
•	Three independent directors have been added to the Board in the past two years.

Director Nominees

This table provides a summary of information regarding our three director nominees.  For more information regarding these nominees and our other directors see the “Board of Directors” section later in this Proxy Statement.

Name	Age	Director Since	Current Principal Occupation	Independent	Current Committee Memberships			Other Public Boards
					Audit	Compensation	Nominating and Corporate Governance
John J. Corkrean	55	2019	CFO of H.B. Fuller	Yes	*	*		0
Arsen S. Kitch	39	2020	President & CEO of Clearwater Paper Corporation	No				0
Alexander Toeldte	61	2016	Retired CEO	Yes		*	*	0

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Business highlights and sustainability

Corporate Governance Highlights

Independence

•Our Board currently has 8 members, 7 of whom are independent.

•There are three standing committees made up entirely of independent directors.

•Independent directors regularly meet without management present.

Board Practices

•Our Board and its standing committees perform self-evaluations on an annual basis.

•Each standing committee operates under a committee charter.

•Our Board oversees risk management practices, including sound and effective ESG and human capital management practices.

•Our Board regularly received information concerning, and provides input on, succession planning.

•Our Board has adopted an insider trading policy, a related person policy, corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior officers.

•Our Board is committed to diversity and the pursuit of board refreshment and balanced tenure.

•Our Board and its committee met 28 times in 2020.

Leadership Structure
• The Chair of our Board and the CEO are separate.
Majority Vote
• There is majority voting in uncontested director elections and M&A transactions.
Stock Ownership Requirements

•We have a comprehensive insider trading policy that covers directors, officers and other employees.

•We have an anti-hedging and anti-pledging policy for our stock.

•Directors and executive officers are all required to satisfy minimum stock ownership requirements.

Stockholder Protection
• There is only one vote for each share. • We do not have a “poison pill” in place.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

2020 Business Highlights

We are a premier private brand tissue manufacturer and producer of high-quality paperboard products. Our products can provide more sustainable alternatives to products made from non-renewable resources.

Company

•Implemented risk mitigation plan to protect employees and continue serving customers during the COVID-19 pandemic

•Enhanced benefits to support employees through COVID-19

•Awarded bonuses to approximately 2,800 front-line workers

•Appointed President & Chief Executive Officer - Arsen Kitch, Senior Vice President & Chief Financial Officer - Mike Murphy and Senior Vice President and Consumer Products General Manager - Joanne Shufelt

•Ratified Lewiston contracts with United Steelworkers & International Brotherhood of Electrical Workers

•Reduced net debt by $200 million

•Repaid $160.8 million of term loan and refinanced 2023 notes with 2028 notes

•Established the Diversity, Equity, and Inclusion steering committee

Consumer Products Division

•Met or exceeded customer expectations in spite of unprecedented volatility in consumer buying patterns

•Adjusted business operations to support unprecedented tissue demand

•Achieved Shelby, North Carolina paper machine ramp-up, new paper machine reached full production run rate

•Expanded retailers’ capacity to grow their private brands through innovation of quality products

•Received awards for outstanding support, execution, partnership, and distribution from major customers

Pulp and Paperboard Division

•Maintained strong and stable performance during COVID-19 pandemic

•Introduced ReMagine™ premium folding carton paperboard with 30% recycled content

•Received industry awards for paperboard packaging innovation and sustainability

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Sustainability and Human Capital Management

•We believe in careful utilization of our limited natural resources and understand our role in conserving and protecting the planet’s air, water, and land, and in managing climate change risk:

oThe primary raw material in both our tissue and paperboard products is wood, which is 100% renewable and a commonly recycled resource.

o100% of our wood comes from sustainably managed forests either controlled or certified by fiber sourcing standards, including Forest Stewardship Council (FSC®) Chain of Custody, Sustainable Forestry Initiative (SFI®), and Programme for the Endorsement of Forest Certification (PEFCTM).

oOur paperboard products enable our customers to use renewable packaging rather than plastics.

•Since 2012, we have reduced our costs and our environmental impact by designing out waste and pollution:

oReduced our greenhouse gas emissions intensity by 3%.

oReduced purchased energy intensity by 6%.

oImproved water usage intensity by 11%.

oIntroduced two new products with recycled content. NuVo®, cupstock with up to 35% post-consumer recycled fiber, and ReMagine™, a folding carton board with up to 30% post-consumer recycled fiber.

oSignificantly reduced our waste-to-landfill intensity by 68%.

•We support the principles of a circular economy and apply a management systems approach in each of our focus areas to support priorities and goals.

•We utilize Global Reporting Initiative (GRI) Reporting Principles as the framework for our reporting and are committed to sharing our Environmental, Social and Governance (ESG) performance results and encourage open dialogue and feedback that helps make us better.

•Our ESG reporting is both Sustainability Accounting Standards Board (SASB) and Task Force on Climate Related Financial Disclosure (TCFD) aligned.  Our Environmental disclosures include:

oWood Source Type,

oWood Source Location,

oTotal Energy and Energy Intensity,

oEnergy Use by Source,

oElectricity Use and Electricity Intensity,

oPercentage Renewable Energy,

oTotal CO2 Emissions and Emissions Intensity, and

oWater Use and Water Intensity.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

•We were recognized in 2020 for our safety and innovation efforts.

oPulp & Paper Safety Association - Safety Innovator Award

▪Awarded for the development and implementation of an enclosed process that allows employees to safely sample chemical lines.

oRISI - Packaging Innovation Award

▪Awarded for our NuVo® Cup Stock which has increased levels of post-consumer recycled fiber content while providing a hot cup print surface that allows for high-definition graphic design with less ink usage.

•We believe that a sustained commitment to diversity, equity, and inclusion makes us a stronger organization. We are dedicated to fostering and sustaining an environment where our teammates, who stand beside us and work with us, are valued for their unique backgrounds, knowledge, skills, and experiences.

•We maintain a human capital policy that supports a diverse and energized workforce with career advancement, role mobility opportunities, and strong health, safety, and wellness initiatives. Our values guide us beyond producing financial returns to serving our communities and developing our people.

•We offer competitive benefits, including market-competitive compensation, healthcare, paid time off, parental leave, retirement benefits, tuition assistance, employee skills development, and leadership development, to attract and retain the best available talent.

•We aspire to achieve zero workplace injuries and provide a safe, open, and accountable work environment for our employees. We provide several channels for all employees to speak up, ask for guidance, and report concerns related to ethics or safety violations. We address employee concerns and take appropriate actions that uphold our Clearwater Paper values, which include:

oCommitment

oCollaboration

oCommunication

oCourage

oCharacter

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

2. CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. Our Governance Guidelines may be found on our website at www.clearwaterpaper.com under “Investors,” then “Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of April 6, 2021, our Board had eight members, seven of whom are outside (non-employee) directors. The Independent Executive Chair of our Board, Alexander Toeldte, is an outside director. With the exception of Linda K. Massman, who served as our President and Chief Executive Officer until April 1, 2020, and Arsen S. Kitch who began serving as President and Chief Executive Officer on April 1, 2020, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

Our Board meets regularly in executive session without members of management present and as the Board or its individual members deem necessary. Mr. Toeldte, as the Independent Executive Chair, presides over these sessions. Each standing committee of the Board also meets in executive session regularly and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members, and regularly do so.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Board Meetings

Our Board and its committees met a total of 28 times in 2020. All directors serving in 2020 attended all Board meetings and all Board committees meetings for which they were a committee member during 2020. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all our directors attended our 2020 annual stockholders meeting by webcast and we anticipate that all will attend our 2021 annual stockholders meeting by webcast as well.

Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investors,” then “Governance” and “Contact the Board.” All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended director(s).

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Reports may be made on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investors,” then “Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Reports may also be made via the hotline provider’s website that is accessed through our website or intranet site.

Nominees for Director

Our Nominating and Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of and in the best interest of all stockholders. While we do not have a formal policy or requirement with respect to director diversity, we value members who represent diverse backgrounds and viewpoints and strive towards a board composition that encompasses such diversity. We added a new female Director in 2020 and the Nominating Committee is focused in the near term on identifying and nominating additional qualified female director candidates for the Board. To the extent it is able to do so in a manner consistent with our bylaws and Governance Guidelines, the Board seeks to have at least two female members before year-end 2021. The Nominating Committee will continue to review all measurable objectives for achieving diversity on the Board and recommend them to the Board for consideration. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “Audit Committee Financial Expert” under SEC rules.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Prior to our annual meeting of stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 1100, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required under our Amended and Restated Bylaws, or bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2022” in this proxy statement.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

▪	the name, age, business address and residence address of the person;
▪	the principal occupation of the person;
▪	the number of shares of Clearwater Paper common stock owned by the person;
▪

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

▪	a description of all compensation and other relationships during the past three years between the stockholder and the person;
▪	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act, and
▪	the person’s written consent to serve as a director if elected.

The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Committees of the Board

Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

Board Leadership Structure

Traditionally, the Board has elected to appoint one of its independent members to serve as Chair. In that role, Alexander Toeldte, acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to management as well as presides over non-management executive sessions of Board meetings. Beginning on March 1, 2020, the Board appointed Mr. Toeldte to serve as the Independent Executive Chair on an interim basis to perform additional services to help facilitate the leadership change in our CEO position. Additionally, in that role Mr. Toeldte mentors and advises our new CEO, Arsen S. Kitch, and other senior management and assists with major stockholder engagement and management in their role in strategic planning when requested by the CEO. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.

In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person, as other companies in our industry do. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an independent contact to allow the other directors to communicate their views, and concerns to management as well as preside over non-management executive sessions of Board meetings.

Board Role in Risk Oversight

One of the responsibilities of our Board is to provide oversight of our risk management practices in order to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process, management identifies, monitors and mitigates risks and regularly reports to the Board or a committee of the Board as to the assessment and management of those risks.

The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the committee with its assessment and mitigation efforts in regard to particular risks facing the company that have been identified through the ERM process or other processes. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our Vice President, Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed, and the actions taken by the committee.

The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Independent Executive Chair and independent Board committees.

Committee Membership

The following table shows the membership of each committee as of April 6, 2021:

Nominating
	Audit	Compensation	and Governance
Name	Committee	Committee	Committee
John J. Corkrean	X (Chair)	X
Kevin J. Hunt	X	X (Chair)
Arsen S. Kitch
William D. Larsson	X		X
Joe W. Laymon		X	X
Ann C. Nelson	X		X
John P. O'Donnell	X		X (Chair)
Alexander Toeldte (Independent Executive Chair of the Board)		X	X
Meetings in Fiscal 2020	8	6	5

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Audit Committee

Current Members:

John J. Corkrean* (Chair) (since May 2019 and Chair since September 2019)
Kevin J. Hunt* (since September 2018)
William D. Larsson* (since December 2009 and Chair May 2017 – September 2019)
Ann C. Nelson* (since May 2020)
John P. O’Donnell* (since May 2020)

* Audit Committee financial expert as defined by NYSE and SEC rules.
Each member has been determined by the Board to be independent within the meaning of the NYSE listing standards and our Director Independence Policy.
Description and Key Responsibilities:

•     Assists the Board in its oversight of our accounting, financial reporting and internal accounting control matters.

•     Reviews the quarterly and audited annual financial statements (as more fully described in its charter.)

•     Exercises sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors.

•     Oversees the appointment, compensation and replacement of our Vice President, Internal Audit.

•     Reviews our Related Person Transactions Policy and considers any related person transactions. See “Transactions with Related Persons”.

•     Pre-approves the independent registered public accounting firm’s audit fees and non-audit services and fees in accordance with criteria adopted by the committee.

Compensation Committee
Current Members: Kevin J. Hunt (Chair) (since January 2013 and Chair since May 2016) John J. Corkrean (since May 2020) Joe W. Laymon (since May 2019) Alexander Toeldte (since May 2017)
Each member has been determined by the Board to be independent within the meaning of the NYSE listing standards and our Director Independence Policy.
Description and Key Responsibilities:

•     Oversees our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay.

•     Annually reviews and approves executive compensation.

•     Coordinates with our Board Chair the annual performance review of our Chief Executive Officer.

•     Reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval.

•     Exercises sole authority to select, compensate and terminate its own compensation consultants or other advisors.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Nominating and Governance Committee

Current Members:

John P. O’Donnell (Chair) (since May 2018 and Chair since May 2020)
William D. Larsson (since January 2019)
Joe W. Laymon (since May 2019)
Ann C. Nelson (since May 2020)
Alexander Toeldte (since April 2016 and Chair from September 2018 to May 2020)

Each member has been determined by the Board to be independent within the meaning of the NYSE listing standards and our Director Independence Policy.
Description and Key Responsibilities:

•     Identifies, evaluates, recruits and recommends to the Board nominees for election as directors.

•     Develops and recommends to the Board corporate governance principles.

•     Oversees the evaluation of the Board and assists in the evaluation of management.

•     Director succession planning is also a focus of the Nominating Committee with striking a balance between Board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history.

•     Exercises sole authority to select, compensate and terminate its own consultants and advisors.

Compensation Committee Interlocks and Insider Participation

John J. Corkrean, Kevin J. Hunt, Joe W. Laymon, John P. O’Donnell, and Alexander Toeldte each served as a member of our Compensation Committee during 2020. All are outside directors, and none of our named executive officers served as a director or as a member of a Compensation Committee of any business entity employing any of our directors during 2020.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel and Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

We did not conduct any transactions with related persons in 2020 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. The average tenure of our directors is 5.2 years.  At the Annual Meeting, our stockholders will be asked to elect three individuals to serve as directors until the 2024 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our eight directors as of the date of this proxy statement, the year each became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2024 (Class I)

John J. Corkrean

Biography: Mr. Corkrean (age 55) has been a director since May 2019.  Mr. Corkrean currently serves as executive vice president and chief financial officer for H.B. Fuller Company (NYSE:FUL), a global adhesive, sealants and chemical products manufacturer, a position he has held since 2016. Prior to that he was employed by Ecolab for 17 years in a series of financial leadership roles concluding from 2014-2016 as senior vice president, finance for the global energy service division.

Qualifications: Our Nominating Committee believes Mr. Corkrean’s financial and public company expertise and leadership background make him an asset to our Board.

Arsen S. Kitch

Biography: Mr. Kitch (age 39) has been a director since April 1, 2020.  He has served as the company’s president and CEO since April 1, 2020.  He served as the company’s senior vice president, general manager, consumer products division from May 2018 to April 2020 and served as vice president, general manager, consumer products division from January 2018 to May 2018. He served as the company’s vice president, finance and vice president financial planning and analysis from January 2015 through December 2017, and served as senior director, strategy and planning from August 2013 through December 2014.

Qualifications: Our Nominating Committee believes as the CEO, Mr. Kitch’s knowledge of our day-to-day operations and effectiveness of our business strategies provides a valuable perspective to the Board. Additionally, Mr. Kitch’s experience, knowledge, skills and expertise acquired having served as CEO, senior vice president of a major division and vice president in the financial and strategical planning aspects of the company, add significant value to the Board.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Alexander Toeldte

Biography: Mr. Toeldte (age 61) has been a director since April 2016.   Mr. Toeldte has served as the chairman of Jitasa, Inc., a privately held provider of accounting and financial management services for non-profit organizations, since 2014 and is a member of its compensation committee.  He served as a director of Xerium Technologies, Inc. (NYSE:XRM), a global provider of industrial consumable products and services from 2016 until the company’s sale in 2018 and was a member of its compensation committee and governance committee. He served as an operating director at Paine & Partners, LLC, a private equity firm from 2015 to 2016. Mr. Toeldte served as president, CEO and a director of Boise Inc., a paper manufacturer, from February 2008 to 2013 and at Boise Cascade and as its executive vice president, paper, packaging and newsprint segments from October 2005 to 2008.  Mr. Toeldte’s previous experience includes serving as executive vice President of Fonterra Co-operative Group from 2001 to 2003, a New Zealand based global dairy company, and CEO of Fonterra Enterprises.  Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group from 1999 to 2001, a New Zealand based group with holdings in paper, forestry, building materials, and energy, including as CEO of Fletcher Challenge Building from 2000 to 2001 and Fletcher Challenge Paper from 1999 to 2000, as well as Group CFO in 1999.  He also served as chair of the board of Fletcher Challenge Canada. Mr. Toeldte served in 2012 as chairman and is currently a member of the board of the American Forest & Paper Association.

Qualifications: Our Nominating Committee believes Mr. Toeldte’s experience in the consumer products and paper industries, financial expertise, and leadership and board experience make him an asset to our Board

Directors Continuing in Office until 2022 (Class II)

Kevin J. Hunt

Biography: Mr. Hunt (age 69) has been a director since January 2013. From January 2013 to January 2014, he served as a consultant to ConAgra Foods, Inc., which acquired Ralcorp Holdings Inc. in January 2013. Mr. Hunt served as president, CEO and a director of Ralcorp Holdings Inc., a producer of private-brand foods and food service products from January 2012 to January 2013. He served as co-CEO and president of Ralcorp from 2003 until 2012 and as a director from 2004 until the company’s acquisition in 2013. Prior to that period, Mr. Hunt was corporate vice president and president of Bremner Food Group. Mr. Hunt served as an advisory director of Berkshire Partners LLC, a private equity firm, from 2013 to 2015. He served as a director of Vi Jon, a manufacturer of private label personal care products owned by Berkshire Partners, from 2012 to 2017. Since August 2018, he has served as a senior advisor for C.H. Guenther and Son, Inc., a leading producer of branded and private-label food products.

Current Public Directorships: Mr. Hunt has served as a director of Energizer Holdings, Inc. (NYSE: ENR), a manufacturer of primary batteries and portable lighting products since its spin-off from Edgewell Personal Care Company (NYSE: EPC) in July 2015. He is a member of Energizer’s human capital committee and serves as chairman of its finance and oversight committee.

Qualifications: Our Nominating Committee believes his experience with private label consumer product companies, financial expertise, strategic planning and both management and board experience make him an asset to our Board.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

William D. Larsson

Biography: Mr. Larsson (age 75) has been a director since December 2008. Mr. Larsson served as senior vice president and CFO of Precision Castparts Corp., an industrial manufacturing company, from August 2000 until his retirement in December 2008.

Current Public Directorships:  Mr. Larsson has served as a director and chair of the nominating and corporate governance committee and is a member of the audit committee of Schnitzer Steel Industries, Inc. (NASDAQ: SCHN), a manufacturer of recycled metal products.  Mr. Larsson served as lead director of Schnitzer Steel from 2008 to 2014.

Qualifications: Our Nominating Committee believes his experience as a founding director, as a financial expert, and experience as a lead independent director of another public company make him an asset to our Board.

Ann C. Nelson

Biography: Ms. Nelson (age 61) has been a director since May 2020.  Ms. Nelson served as a lead audit partner of KPMG, LLP., an audit services firm, from August 1982 until her retirement in September 2019.  Prior to that she served in various positions with KPMG including lead client partner.

Current Public Directorships:  Ms. Nelson has served as a director and chair of the audit committee and is a member of the nominating and corporate governance committee of Rayonier, Inc. (NYSE: RYN), a timber REIT since 2020.

Qualifications: Our Nominating Committee believes Ms. Nelson’s leadership capabilities, knowledge of the paper industry as well as experience as a financial expert, and experience as a chair of the audit committee of another public company make her an asset to our Board.

Directors Continuing in Office until 2023 (Class III)

Joe W. Laymon

Biography: Mr. Laymon (age 68) has been a director since May 2019.  Mr. Laymon served as vice president, human resources and corporate services at Chevron Corporation (NYSE:CVX), a leading global integrated energy company from 2008 until his retirement in 2017.

Current Public Directorships:  Mr. Laymon has served on the board of directors for Peabody Energy (NYSE:BTU), a global coal company, since 2017 and serves as the chair of the compensation committee as well as is a member of the health, safety, security & environmental committee.

Qualifications: Our Nominating Committee believes Mr. Laymon’s leadership and executive compensation and human resources experience and experience as a chair of the compensation committee of another public company make him an asset to our Board.

John P. O’Donnell

Biography: Mr. O’Donnell (age 60) has been a director since April 2016.  Mr. O’Donnell served as president and CEO of Neenah, Inc. (NYSE: NP), a global specialty materials company, from May 2011 and as a director from November 2010 until his retirement in July 2020. He served as Neenah

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Inc.’s COO from June 2010 to May 2011 and as president, Fine Paper from 2007 to June 2010. Mr. O'Donnell was employed by Georgia-Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the consumer products division where he served as president of the north american retail business from 2004 through 2007, and as president of the north american commercial tissue business from 2002 through 2004.

Qualifications: Our Nominating Committee believes Mr. O’Donnell’s leadership, strategic planning and consumer product paper industry experience make him an asset to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows the number of shares of common stock beneficially owned, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. Except for our 5% holders, the table shows beneficial ownership as of March 18, 2021. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 16,678,422 shares of common stock outstanding as of March 18, 2021. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power and also any shares that the person or entity has the right to acquire within 60 days of March 18, 2021. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units (1)
Stockholders Owning More Than 5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,551,890	(2)	15.30%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,776,885	(3)	10.65%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,354,725	(4)	8.12%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,080,073	(5)	6.48%
Directors and Named Executive Officers
John J. Corkrean	-		*	9,278
Kevin J. Hunt	-		*	22,585
Arsen S. Kitch	34,129	(6)
William D. Larsson	1,000		*	65,892
Joe W. Laymon	-			9,278
Linda K. Massman	25,500	(7)	*
Ann C. Nelson	3,000	(8)		4,053
John P. O'Donnell	-		*	17,034
Alexander Toeldte	-		*	17,034
Steve M. Bowden	3,269		*
Michael S. Gadd	91,624	(9)	*
Robert G. Hrivnak	1,098	(10)
Kari G. Moyes	38,516	(11)	*
Michael J. Murphy	2,376	(12)	*
Directors and Executive Officers as a Group
(13 persons)	340,559		2.01%	259,217
*	Less than 1%

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

(1)

Represents vested common stock units as of March 18, 2021, as well as 4,053 common stock units for each director that will vest within 60 days of March 18, 2021. These stock units are not actual shares of common stock and have no voting power. In the case of our non-employee directors, these stock units are credited, along with any accrued dividend equivalents, on a one-for-one basis with common stock pursuant to our Deferred Compensation Plan for Directors (see “Compensation of Directors”). The annual deferred awards to non-employee directors are converted to cash and paid upon separation from service as a director.

(2)

Based on the stockholders’ Schedule 13G filed on January 25, 2021 with the SEC, the stockholder serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 2,520,592 of these shares of common stock as of December 31, 2020. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2020, by the following subsidiaries of Blackrock, Inc.: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or more of the total shares owned by BlackRock, Inc.  More than 5% of the total outstanding shares are held in the interest of iShares Core S&P Small-Cap ETF.

(3)

Based on the stockholders’ Schedule 13G/A filed jointly on February 16, 2021 with the SEC. T. Rowe Price Associates, Inc. serves as an investment advisor with sole voting power over 636,817 and sole dispositive power of 1,776,885 of these shares as of December 31, 2020, and T. Rowe Price Small-Cap Value Fund, Inc. serves as an investment company registered under the Investment Advisors Act, with sole voting power over 1,074,479 of these shares and sole dispositive power over none of these shares as of December 31, 2020.  The schedule indicates that these shares are held as of December 31, 2020, by various individual and institutional clients. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. and T. Rowe Small-Cap Value Fund, Inc. are deemed to be beneficial owners of such securities; however, each expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)

Based on the stockholder’s Schedule 13G/A filed on February 12, 2021 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares, and sole voting power over 1,301,558 of these shares as of December 31, 2020 (subject to the provisions of Note 1 of such 13G/A), however, Dimensional Fund Advisors LP disclaims beneficial owner of such securities.

(5)

Based on the stockholders’ Schedule 13G/A filed on February 10, 2021 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,046,803 of these shares, shared dispositive power over 33,270 of these shares, and shared voting power over 18,314 of these shares as of December 31, 2020. The Schedule indicates that all these shares are held by various individuals and institutional investors including Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited as of December 31, 2020.

(6)	Mr. Kitch became President and CEO on April 1, 2020. Includes 19,932 shares of common stock exercisable under vested stock options and 6,490 restricted stock units that will vest on April 1, 2021.
(7)	Ms. Massman served as President and CEO through May 31, 2020.
(8)	Ms. Nelson joined the Board on May 13, 2020.
(9)	Includes (i) 28 shares of common stock held in Mr. Gadd’s individual account under our 401(k) employee savings plan, and (ii) 42,630 shares of common stock exercisable under vested stock options.
(10)	Mr. Hrivnak served as CFO through April 8, 2020.
(11)	Ms. Moyes shares includes 29,169 shares of common stock exercisable under vested stock options.
(12)	Mr. Murphy joined the Company as Senior Vice President, CFO on April 13, 2020. Includes 2,376 restricted stock units that will vest on April 13, 2021.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engaged Semler Brossy Consulting Group to advise it on director compensation matters for 2020. Semler Brossy’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2020 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
John J. Corkrean	$108,750		$114,714	-	$223,464
Kevin J. Hunt	$110,500		$114,714	-	$225,214
William D. Larsson	$94,000		$114,714	-	$208,714
Joe L. Laymon	$83,500		$114,714		$198,214
Ann C. Nelson	$57,692	(3)	$114,714	-	$172,406
John P. O'Donnell	$92,250		$114,714	-	$206,964
Alexander Toeldte	$278,167		$114,714	-	$392,881

(1)	Represents annual retainers for 2020, as well as any amounts earned for service as Chair or committee Chair as well as committee membership retainers.
(2)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2020. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service and deferred fees as a director outstanding as of December 31, 2020 for each non-employee director was as follows: Mr. Corkrean— 9,278 units; Mr. Hunt—22,585 units; Mr. Larsson—65,892 units; Mr. Laymon— 9,278 units; Ms. Nelson— 4,053 units; Mr. O’Donnell—17,034 units and Mr. Toeldte—17,034 units.

(3)	Ms. Nelson joined the company on May 1, 2020.

During 2020, one of our directors, Arsen S. Kitch, also served as our CEO. As a result, he did not receive compensation for his services as a director during 2020. The compensation received by Mr. Kitch is shown in the “2020 Summary Compensation Table” provided elsewhere in this proxy statement.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Retainer and Fees

Our outside directors cash compensation in 2020 was at the following rates:

Annual retainer fee	$70,000
Annual retainer fee for Audit Committee membership	$15,000
Annual retainer fee for Compensation Committee membership	$7,500
Annual retainer fee for Nominating & Governance Committee membership	$6,000
Annual retainer fee for Chair (if not CEO)	$75,000
Annual Retainer Fee for Independent Executive Chair	$200,000
Annual retainer fee for Chair of the Audit Committee	$20,000
Annual retainer fee for Chair of the Compensation Committee	$15,000
Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000
Attendance fee for each Board or Committee meeting in excess of 12 meetings, respectively	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Directors Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were deferred under.

Long-Term Incentive Awards.  In May 2020, each of our outside directors received an annual equity award that vests in May 2021. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $100,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were granted under.

Other Benefits.  Directors and their spouses are also eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. In 2020 we made one matching donation for $1,500 on behalf of outside directors under this program.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Director Stock Ownership Guidelines and Limitations on Securities Trading.  In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold within five years of becoming a director, Clearwater Paper Corporation stock with a value of at least $350,000. Directors are expected to achieve their ownership guideline within a five-year period from their appointment as a director.  Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a director will be measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of March 18, 2021 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”

Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

3. EXECUTIVE COMPENSATION DISCUSSION AND TABLES

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2020 Annual Report on Form 10-K.

The Compensation Committee Members:

Kevin J. Hunt, Chair John J. Corkrean Joe W. Laymon Alexander Toeldte

Clearwater Paper Corporation 2021

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following portion of our proxy statement discusses and analyzes the 2020 compensation programs and decisions applicable to the following executive officers of the company, which we sometimes refer to as the “named executive officers” or “NEOs”:

Named Executive Officer	Title
Arsen S. Kitch*	President and Chief Executive Officer
Linda K. Massman*	Former President and Chief Executive Officer
Michael J. Murphy**	Senior Vice President, Finance and Chief Financial Officer
Robert G. Hrivnak**	Former Senior Vice President, Finance and Chief Financial Officer
Steve M. Bowden	Senior Vice President, General Manager, Pulp and Paperboard Division
Michael S. Gadd	Senior Vice President, General Counsel and Corporate Secretary
Kari G. Moyes	Senior Vice President, Human Resources

* Mr. Kitch was elected President and Chief Executive Officer and Ms. Massman resigned those offices and ceased being an employee, both effective as of April 1, 2020.

** Mr. Hrivnak departed the company effective April 10, 2020, and Mr. Murphy joined the company April 13, 2020.

Clearwater Paper Corporation 2021

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Executive Summary

2020 was a year of change. On April 1, 2020, Mr. Kitch was promoted to President and CEO replacing Ms. Massman. During 2020, we had strong financial results due to significantly greater than expected demand in tissue products due to the COVID-19 pandemic, strong operational performance, and favorable cost trends, and saw our stock price grow. During this extraordinary time, we prioritized the health and safety of our people while safely operating our facilities to meet the needs of our customers. We continued to strengthen our commitment to our communities, our customers, our planet, and the sustainability of our products. Below are performance and compensation highlights for 2020 at a glance.

Company Performance

During 2020, we delivered strong performance due to elevated demand for tissue products, steady demand for paperboard, and solid operational execution. We delivered these results while prioritizing the health and safety of our employees and meeting the needs of our customers. Our performance highlights were as follows:

•	2020 EBITDA – up 69% from 2019; and
•	Share price – strong recovery in absolute share price in 2020 – up 76% from 2019.

2020 CEO Compensation

On April 1, 2020, Mr. Kitch was promoted to President and CEO replacing Ms. Massman. The table below reflects the difference in target Compensation between Ms. Massman and Mr. Kitch.

The Salary, AIP and LTIP shown above are the target amounts, and are different from the amounts reported in the Summary Compensation Table for such years. Mr. Kitch was also granted, in connection with the CEO leadership change, a one-time retention RSU in April of 2020 with a target value of $1,000,000.

Listening to Our Stockholders

The Compensation Committee relies on regular stockholder outreach and engagement activities as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at the annual meeting of our stockholders. In 2020, our proposal to approve our executive compensation program received majority support from our stockholders with approximately 93.5% voting in favor.

In evaluating our compensation practices in 2020, the Compensation Committee was mindful of the support our stockholders expressed for the company’s executive compensation program and the practice

Clearwater Paper Corporation 2021

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of linking compensation to operational objectives and the enhancement of stockholder value. The Compensation Committee will continue to monitor our executive compensation program to ensure compensation is aligned with company performance.

Executive Compensation Practices

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice
Independent Compensation Committee	The Compensation Committee consists entirely of independent directors.

Independent Compensation Consultant

The Compensation Committee utilizes an independent compensation consultant, Semler Brossy, which is retained directly by the Compensation Committee and provides no other services to the company’s management.

Pay for Performance

The Compensation Committee is committed to oversee, evaluate, and improve our executive compensation pay design and administration. The executive compensation mix is targeted to favor performance-based compensation and executive compensation targets are determined based on a case-by-case basis using competitive market data with a range of opportunities above and below target to reflect actual performance.

Risk Assessment	The Compensation Committee performs an annual review of the risks related to our compensation programs.

Performance Goals	We utilize key measures tied to operational, financial, and share performance.

Stock Ownership Guidelines	We require stock ownership by executives to further align our executives’ and stockholders’ interests.

Recoupment Policy	We provide for clawbacks in stock incentive and annual incentive plans.

Caps on Incentive Compensation	There is a maximum limit on the amount of annual cash incentive and performance share payouts.

No Hedging or Pledging

Under our insider trading policy, all employees (including officers) are prohibited from short selling, purchasing on margin, pledging of company stock or other securities, and buying or selling puts or calls in company stock or other company securities.

No Perks	We do not provide perks to executive officers.

No Gross Ups	We do not provide for excise tax gross ups in our executive compensation plans

No Change in Control Vesting Acceleration	We do not provide for outstanding equity awards to payout after a change in control absent a termination of employment (PSUs, RSUs, and option awards require a “double trigger”).

No Repricing	Our 2017 Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without stockholder approval

Clearwater Paper Corporation 2021

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2020 Executive Compensation Practice

Compensation Philosophy

Our compensation philosophy remains consistent and straightforward—pay our executives competitive and fair compensation that is linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders.

Our Compensation Committee works with its independent compensation consultant, Semler Brossy, Consulting Group LLC or Semler Brossy, and management, and uses its judgement, in the design of and selection of performance metrics used in our executive compensation program.  The committee strives to identify the financial and operational levers that will help us achieve our overall business strategy and direction as well as align with stockholders’ interests.  We have consistently included distinct financial metrics in both our cash-based compensation programs and in our equity-based compensation programs to link our compensation to company performance.

Clearwater Paper Corporation 2021

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Compensation Element Summary Table
2020 Element of Pay	Overview	Key Benchmarks/ Performance Metrics

Annual Salary	Fixed Cash compensation meant to attract and retain executives by balancing at-risk compensation	• The Compensation Committee targets base salaries with reference to our compensation peer group as well as level of experience, job performance, and long-term potential and tenure

Annual Incentive Plan (“AIP”)	Links executive compensation to annual financial, operational, and strategic performance by awarding cash bonuses for achieving pre-defined targets

•       For executives with enterprise-wide responsibility:

-       75% company adjusted earnings before interest, taxes, debt and amortization (“EBITDA”)

-       25% company-wide Strategic Metrics

•       For executives in charge of a business unit:

-       40% company adjusted EBITDA

-       30% company-wide Strategic Metrics

-       30% division adjusted EBITDA

Long-Term Incentive Plan (LTIP) Performance Shares (70% of LTIP)	Intended to reward employees when the company performs in-line with long-term strategic direction and achieves total stockholder returns that exceed those of our applicable comparator index

•       “Cliff” vest at end of three-year performance period, subject to performance and continued employment

-       70% Free Cash Flow (“FCF”)

-       30% Return on Invested Capital (“ROIC”)

Weighting of performance shares in the overall mix to 70%

•       Payout modifier is applied based on relative total stockholder return (“TSR”) compared to the S&P SmallCap 600 Index

-       target performance level of the rTSR modifier 55th percentile from median

-       -25% payout modification for performance at or below the 25th percentile

-       No payout modification for performance at 55th percentile

-       +25% modification for performance at or above the 75th percentile

-       Linear interpolation between percentile markers (i.e., performance at the 65th percentile results in a +12.5% payout modification)

Restricted Stock Units (“RSU”) (30% of LTIP)	Intended to recruit and retain key employees while aligning interests of executives with long-term best interests of our stockholders	• Vest ratably over a three-year period, subject to continued employment

2020 Executive Compensation Peer Group

Semler Brossy annually reviews our compensation peer group based on objective criteria with the goal of ensuring that it is reflective of the size of our company and the competitive environment in which we operate. Peer companies are targeted with consideration to comparability in company size and industry (paper products and paper packaging) and adjacent industries, including metal, glass, and containers, and specialty chemicals.

Clearwater Paper Corporation 2021

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In 2020, we maintained the same peer group as in 2019, save for the removals of Bemis Company Inc., Multi-Color Corp., and OMNOVA Solutions Inc., due to M&A activity.  The changes have placed us near the median in terms of revenue and closer to more companies in market value.

The committee will continue to monitor pay for our executive officers with an emphasis on company performance and appropriate competitive benchmarks, including our updated peer group.

Company Name	GICS Sub-Industry	Revenue (In millions)(1)	Market Capitalization (In millions)(2)
AptarGroup, Inc.	Metal and Glass Containers	$2,851	$8,860
Domtar Corporation	Paper Products	$4,658	$1,747
Ferro Corporation	Specialty Chemicals	$948	$1,204
Glatfelter Corporation	Paper Products	$912	$727
Graphic Packaging Holding Company	Paper Packaging	$6,428	$4,587
Greif, Inc.	Metal and Glass Containers	$4,515	$2,304
Innospec Inc.	Specialty Chemicals	$1,273	$2,230
Intertape Polymer Group Inc.	Metal and Glass Containers	$1,160	$1,424
Mercer International Inc.	Paper Products	$1,356	$674
Myers Industries, Inc.	Metal and Glass Containers	$490	$744
Neenah, Inc.	Paper Products	$799	$930
Resolute Forest Products Inc.	Paper Products	$2,699	$530
Schweitzer-Mauduit International, Inc.	Paper Products	$1,034	$1,260
Silgan Holdings Inc.	Metal and Glass Containers	$4,744	$4,101
Verso Corporation	Paper Products	$1,632	$405
75th Percentile		$3,683	$2,267
Median		$1,356	$1,260
25th Percentile		$991	$736
Clearwater Paper Corporation	Paper Products	$1,851	$626
Percentile Rank		59th percentile	12th percentile

(1)	Represents revenues for the most recent four quarters as reported by each company as of December 31, 2020.
(2)	Share price as of December 31, 2020, using the most recently disclosed shares outstanding.

Clearwater Paper Corporation 2021

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2020 NEO Incentive-Based Compensation Consistent with our performance-based compensation philosophy, our CEO’s 2020 target compensation was weighted 74% in the form of incentive-based compensation, and the average of our other named executive officers’ 2020 total compensation was similarly weighted 62%. The components of this incentive-based target compensation are shown in the following charts:

CEO 2020
Target Compensation

RSUs
16%
Salary 26%
Perf.
Shares
37%
Annual
Bonus
21%
Incentive
Compensation 74%

Other NEO 2020
Average Target Compensation

RSUs
12%
Salary 38%
Perf.
Shares
27%
Annual
Bonus
23%
Incentive
Compensation 62%

Clearwater Paper Corporation 2021

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2020 Annual Incentives

2020 AIP Design

Focus on Performance and Responsibilities. Because our executive officers are responsible for our overall financial and operational performance, 100% of their annual cash bonus was based on company and division performance for 2020. The Compensation Committee established the targets for these performance measures taking into consideration the nature of our capital equipment intensive business whereby our assets undergo periodically scheduled major maintenance and reorganization from time to time.

AIP Performance Measures.  For 2020, the company performance measures for executives with enterprise-wide responsibility were:

▪	75% of Target - Based on Company Adjusted EBITDA $ Performance
▪	25% of Target - Based on Strategic Objectives Performance

For executives in charge of a business unit, performance measures were:

▪	40% of Target - Based on Company Adjusted EBITDA $ Performance
▪	30% of Target - Based on Strategic Objectives Performance
▪	30% of Target - Based on Division Adjusted EBITDA $ Performance

We used adjusted EBITDA to measure financial performance to focus participants on generating income and cash flow by both increasing revenues and controlling costs. We used company-wide strategic metrics to focus participants on achieving and delivering on strategic goals. The performance scales for the adjusted EBITDA components for 2020 annual cash bonuses and the corresponding performance modifiers as a percentage of target were as follows:

Company and Division Adjusted EBITDA $ Performance Level	Performance Modifier (Percentage of Target Bonus)
At or Below Threshold	0% x Target Bonus
Target	100% x Target Bonus
Maximum	200% x Target Bonus

The performance modifiers increase or decrease depending on the payout ratio determined by the committee for performance between threshold and target levels and between target and maximum levels. There would have been no funding of the annual bonus plan if adjusted EBITDA performance was below the threshold level and therefore no annual award payment to participants. The most that could be paid out to participants in the annual incentive plan is 200% of target based on performance. This metric can be reduced but cannot be increased.

As determined by the Compensation Committee, 2020 company adjusted EBITDA goals were as follows:

Company
Adj. EBITDA $*
2020 Threshold	$150.7 Million
2020 Target	$188.4 Million
2020 Actual	$283.2 Million
2020 Maximum	$226.1 Million
Approved Percentage of Target	200.0%

Clearwater Paper Corporation 2021

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*The company’s target and actual 2019 adjusted EBITDA was $161.9 million and $167.3 million, respectively, which amounts include $24 million in estimated major maintenance charges for the 2019 target and $23.5 million in actual major maintenance charges for 2019 actual performance. During 2020, the company had no major maintenance charges.

For purposes of establishing 2020 company Target EBITDA, and the calculation of year-end results, the Compensation Committee adjusted for the same non-GAAP adjustments identified in our 10-K for determining adjusted EBITDA, which include expenses expected to be incurred by the company in connection with debt retirement costs, other operating charges, net, and other non-operating expenses. These non-GAAP adjustments and the company adjusted EBITDA of $283.2 million used for the 2020 annual incentives are consistent with those noted below. Our Compensation Committee has the discretion to reduce, but not increase bonuses calculated under our annual incentive plan for executive officers. The company did not make any subsequent adjustments to the 2020 company adjusted EBITDA goals in response to the COVID-19 pandemic.

2020 AIP Payout

AIP Performance 2020

Company Adjusted EBITDA. During 2020, we achieved company adjusted EBITDA of $283.2 million. The 2020 adjusted EBITDA for the company and used in the AIP is presented in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading Non-GAAP Financial Measures, in our Annual Report on Form 10-K, filed on February 25, 2021.

Division Adjusted EBITDA. As determined by the committee, division adjusted EBITDA is as follows:

	CPD	PPD
	Adj. EBITDA $	Adj. EBITDA $
2020 Threshold	$ 61.8 Million	$131.1 Million
2020 Target	$ 77.2 Million	$163.9 Million
2020 Actual	$177.7 Million	$162.6 Million
2020 Maximum	$ 92.7 Million	$196.7 Million
Approved Percentage of Target	200.0%	98.1%

Strategic Metrics (25% of target for executives with enterprise-wide responsibility, and 30% of target for executives in charge of a business unit).

The committee selected four components for the Strategic Metrics portion of the AIP performance metric for named executive officers and other senior managers:

•	Development of a company strategic plan
•	Refreshment of the company’s investor relations strategy
•	Continued ramp-up of the Shelby expansion to achieve network and sales optimization, and
•	Development of a deleverage strategy.

The committee evaluated the named executive officers’ performance with respect to the strategic objectives and determined that there was above target performance of 162.5% for those objectives.

CEO AIP Payout 2020. Mr. Kitch received a payout of 190.5% of target under our annual incentive plan. His AIP payout was prorated between his service as CEO since April 1 with a payout of 190.6% of target,

Clearwater Paper Corporation 2021

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the same target payout percentage received by our other named executive officers with enterprise-wide responsibility, and a payout of 188.8% of target for his service as Senior Vice President, General Manager of the Consumer Products Division for the first 3 months of the year.

2020 Long-Term Incentives

2020 LTIP Design

Focus on Performance, Retention and Recruitment. In 2020, we continued to link long-term incentives directly to our strategic initiatives and related financial performance with the inclusion of FCF and ROIC performance. We focused on stockholder return by awarding performance shares and awarded RSUs to focus on stock price growth as well as for talent retention purposes. Weighting 70% of long-term-awards to performance shares aligns equity incentives with company performance and, ultimately, with stockholder value creation. Our named executive officers received their 2020 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award
LTIP Participant	Performance Shares	RSUs
Executive Officers	70%	30%

Performance Measures.  For 2020, we used two metrics for performance shares granted for the 2020-2022 period to named executive officers and relative TSR as a modifier:

▪	70% - Performance Share Award Based on Free Cash Flow Performance (1)(3)
▪	30% - Performance Share Award Based on ROIC Performance (2)(3)
▪	Performance Modified on relative TSR (-25% / 0% / +25%) (3)

(1)

Cumulatively calculated as a GAAP operating cashflow less total capital expense, over the three-year Performance Period. Additional detail regarding the FCF performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(2)

Measured over the three-year period to focus on the delivery of financial results from our strategic initiatives and related capital expenditures. The final ROIC calculation will be the absolute basis points (bps) improvement starting January 1, 2020 and ending on December 31, 2022. Additional detail regarding the ROIC performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(3)

A twenty-five percent performance modifier shall be applied to the combined performance measures for relative total stockholder return, using as the selected comparison group the S&P SmallCap 600 to focus on delivery of value to our stockholders.

Clearwater Paper Corporation 2021

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For the three-year performance period beginning January 1, 2020 and ending December 31, 2022, the relative TSR performance scale to apply the TSR modifier to the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank Versus S&P SmallCap 600® Index	Award Payout Modifier
Threshold	25th percentile	-25%
Target	55th percentile	0%
Maximum	75th percentile	+25%

For the performance that is intermediate, the percentage of annual payout modifier shall be determined by interpolation. For additional Long-Term Incentive Plan details see “Other Compensation Related Matters”, pages 38-42.

2020 Retention and Inducement RSUs

In April of 2020, the Compensation Committee deemed it desirable and in the best interest of the company to grant, in connection with the CEO leadership change, one-time retention RSUs to certain of our NEOs, including Mr. Kitch, as set forth below:

Name	Shares*	Target Value
Arsen S. Kitch	43,706	$1,000,000
Robert G. Hrivnak	15,297	$350,000
Steven M. Bowden	30,594	$700,000
Michael S. Gadd	15,297	$350,000
Kari G. Moyes	30,594	$700,000

      *Shares were calculated using a 20-day average closing stock price ending on March 26, 2020 ($22.88).

The award to Mr. Kitch will vest on April 1, 2024, subject to his continued employment with the company. The awards to each of the other NEOs will vest on April 1, 2022, subject to the NEO’s continued employment with the company. Upon his departure, Mr. Hrivnak’s award was forfeited pursuant to its terms.

In April of 2020, the Compensation Committee approved long-term incentive awards to Mr. Murphy consistent with the annual program described above. The Compensation Committee also approved a competitive new hire, inducement award of 17,875 RSUs (value of $350,000) to Mr. Murphy, which will fully vest on April 13, 2023, subject to his continued employment with the company.

Clearwater Paper Corporation 2021

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2018-2020 LTIP Performance Share Payout

For performance share awards granted to NEOs in 2018 (for the 2018-2020 performance period), we used two metrics with 60% of the performance share award based on FCF performance, and the other 40% of the performance share award based on ROIC with a relative TSR modifier. For the FCF component, the threshold for the 3-year performance period was $370MM while the actual FCF performance fell short of that threshold.  For the ROIC component, the threshold, target, and maximum for the 3-year performance period was 5.0%, 6.0%, and 7.0%, respectively, while the actual ROIC performance was 6.6% resulting in ROIC above target and an unmodified payout of 160% of target for the performance shares in the aggregate. ROIC is calculated as the ratio of Adjusted Net Operating Profit After Tax to average invested capital. Average invested capital is defined as Cash, Receivables (excluding income tax receivables), Inventories, Property, plant and equipment, Goodwill and intangible assets, net less Trade payables, Accrued compensation, Other accrued liability and Cash in excess of $15 million and is calculated as the sum of current and prior year ending amounts divided by two. Adjusted Net Operating Profit is calculated as Net income (loss) before Interest expense, net, Other non-operating expense, income taxes, goodwill impairment, other operating charges, net, and debt retirement costs. Additionally, we reduce this amount for an interest shield which is calculated as interest expense, excluding amortization of deferred debt cost at a statutory tax rate of 26% and we further adjust this amount by Cash taxes refunds received, net of paid. ROIC for purpose of the performance share calculation is based upon the mathematical average of the three-year period ended December 31, 2020. For the TSR component, we had a -20.2% TSR (26.6% percentile rank), which equates to a modifier of   -23.4%. This performance of both FCF and ROIC with a TSR modifier resulted in a 40.6% payout for the performance shares for this performance period, the first payout for performance shares in four years.

The following graph shows the performance share payout for the past three years.

Performance Share Payout for Past Three Years

120%
100%
80%
60%
40%
20%
0%
Target, 100.0%
Actual, 0.0%
Target, 100.0%
Actual, 0.0%
Actual, 40.6%
Target, 100.0%
2016-2018
2017-2019
2018-2020

Clearwater Paper Corporation 2021

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Other Compensation Related Matters

Compensation Committee Process

Compensation Oversight. The Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs. The committee’s responsibilities include determining and approving annual performance measurements for our executive officers’ incentive pay and reviewing, determining and approving their compensation packages. As a part of the annual compensation decision process, the Compensation Committee considers overall company and individual performance as well as performance against specific pre-established financial goals, achievement of strategic initiatives, performance relative to financial markets, and a risk/control and compliance assessment.

Management Input. As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources, or SVP-HR, provide information and make recommendations to the Compensation Committee. Our CEO and SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee performance evaluations of the executives who report to him; and recommendations regarding (i) changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding his own; (ii) compensation packages for executives being hired or promoted; and (iii) proposed company performance targets.

Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.

Compensation Consultant. The Compensation Committee has engaged Semler Brossy to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation related services for the company.

The Compensation Committee’s independent consultant performs an annual competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation, as well as the form of award used to accomplish the objective of each component. The committee is also advised, on an annual basis, as to target performance measures and other executive compensation matters by its compensation consultant.

Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.

Clearwater Paper Corporation 2021

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Establishing Compensation. At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:

•	approves any base salary adjustments;
•	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;
•	approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;
•	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;
•	establishes the performance measures for any performance-based equity awards under our long-term incentive program;
•

approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and

•	approves the grant of performance shares and any other equity awards, such as options or restricted stock units that vest based on continued employment, under our long-term incentive program.

Competitive Market Assessments. The committee conducts an annual review of each of our executive officers’ compensation and, in connection with these assessments, analyzes competitive data provided by its compensation consultant. In the fourth quarter of 2020, Semler Brossy performed such an assessment for the committee. Consistent with their approach in prior years, Semler Brossy’s 2020 market assessments compared the compensation of our named executive officers with that of companies in the forest products industry as well as manufacturing companies of similar size in terms of revenue and market capitalization. They also utilized market data from relevant published survey sources, including surveys from Mercer, Aon Hewitt and Willis Towers Watson for market data on paper and allied products companies, manufacturing companies, and/or general industry companies of similar size. In its competitive assessments, Semler Brossy gathered competitive compensation data that was adjusted, where feasible and appropriate, to the revenues of the company. See “2020 Executive Compensation Peer Group” pages 30-31. The competitive assessments were based on executive positions that are comparable to those of our executive officers.  As part of the review and modification of our executive compensation program for 2020, Semler Brossy provided the Compensation Committee with analyses of our annual incentive plan and long-term incentive plan.

Individual Performance.  The committee adjusts compensation on a case-by-case basis taking into account competitive market data, job performance, long-term potential, experience, potential recruitment needs and retention. Total direct compensation (defined as base salary plus short- and long-term incentives) earned by our executives may vary based on these factors. However, individual performance is not relevant in determining performance under annual or long-term incentives.

Clearwater Paper Corporation 2021

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Other Compensation Matters

Officer Stock Ownership Guidelines. In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

Title	Value of Clearwater Paper Equity Holdings
Chief Executive Officer	5x Base Salary
Division President	2x Base Salary
Senior Vice President	2x Base Salary

Each executive must acquire, within five years of his or her becoming an executive officer, at least the equity value shown above. Each of our named executive officers has met or is on track to meet, his or her current equity ownership requirements. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. The stock ownership of all our named executive officers as of March 18, 2021, is presented on pages 20-21. See “Security Ownership of Certain Beneficial Owners and Management.” If an executive does not meet his or her ownership requirement or the ownership requirement is not maintained after it is initially met incentive awards to be made under our annual incentive program are paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

Annual Incentive and Long-term Incentive Clawbacks.  The company has the right to cancel or adjust the amount of any annual incentive or any equity award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgment of the committee, the financial statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award as originally calculated or determined exceeds the award as adjusted.

Executive Severance and Change of Control Plans. The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or another triggering event may never occur. Our objectives in having the Executive Severance Plan and Change of Control Plan are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe these plans provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control plans work to ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide

Clearwater Paper Corporation 2021

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these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers but are also provided to certain other management employees. Severance and change of control benefits are discussed in detail on pages 52-57. See “Potential Payments Upon Termination or a Change of Control.”

The Role of Stockholder Advisory Vote. At our annual meeting in 2021, our stockholders will again be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Salaried Retirement Benefits. The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive officers. This plan is discussed in detail on pages 49-51. See “Post-Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010 and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we are providing enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.

401(k) Plan. Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2020 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax (Roth) contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above. Additionally, in 2020 we made nonelective contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation.  These contributions are 100% vested.

Supplemental Benefit Plan. Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. These plans are discussed in detail on page 50. See “Summary of the Supplemental Plan Benefit.”

To appropriately align with the change to the Retirement Plan and the introduction of the nonelective contributions to 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced 401(k) contributions that would exceed the IRS compensation and benefit limits.

Personal Benefits. We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of certain relocation expenses made pursuant to a company program.

Clearwater Paper Corporation 2021

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Salaried employees, including named executive officers, who participate in our relocation program receive a restoration payout on certain of the relocation benefits provided.

Clearwater Paper Corporation 2021

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EXECUTIVE COMPENSATION TABLES

2020 Compensation

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Arsen S. Kitch (5)	2020	$668,269		$2,075,292	$0	$1,180,200	$0	$86,884	$4,010,645
President and Chief	2019	$337,115		$274,164	$0	$279,900	$0	$32,010	$923,189
Executive Officer	2018	$324,226	$89,860	$213,502	$106,387	$78,600	$0	$39,184	$851,759
Linda K. Massman (5)	2020	$249,038		$0	$0	$439,600	$14,076	$1,410,659	$2,113,374
Former President and Chief	2019	$925,000		$1,814,309	$0	$906,500	$92,252	$112,004	$3,850,065
Executive Officer	2018	$925,000		$1,642,557	$818,233	$529,600	$0	$130,515	$4,045,905
Michael J. Murphy (6) (7)	2020	$343,461		$915,870	$0	$436,800	$0	$26,497	$1,722,628
Senior Vice President, Finance
and Chief Financial Officer
Robert G. Hrivnak (8)	2020	$165,385		$785,397	$0	$189,800	$0	$306,357	$1,446,939
Former Senior Vice President, Finance	2019	$302,404	$100,000	$297,462	$0	$203,000	$0	$23,285	$926,151
and Chief Financial Officer
Steve M. Bowden (7)	2020	$393,077		$997,849	$0	$389,800	$0	$46,418	$1,827,144
Senior Vice President, Gen'l Mgr,
Pulp and Paperboard Division
Michael S. Gadd	2020	$484,231		$826,742	$0	$578,200	$0	$69,238	$1,958,411
Senior Vice President, General	2019	$447,115		$362,868	$0	$285,100	$76,538	$46,848	$1,218,469
Counsel and Corporate Secretary	2018	$433,077		$285,781	$142,387	$161,300	$0	$51,111	$1,073,656
Kari G. Moyes	2020	$396,923		$997,849	$0	$473,900	$0	$48,427	$1,917,099
Senior Vice President,	2019	$363,269		$298,345	$0	$232,000	$0	$37,520	$931,134
Human Resources	2018	$333,077		$223,390	$111,263	$124,000	$0	$37,151	$828,881

(1)

The stock awards column shows the aggregate grant date fair value of the RSUs and the performance shares granted to all of our named executive officers, and the option awards column shows the grant date fair value of stock options granted to all of our named executive officers. See “2020 Retention and Inducement RSUs.”  In accordance with FASB ASC Topic 718, the grant date fair value reported for all RSUs and performance shares was computed by multiplying the number of shares subject to each RSU and performance share award by the closing price of Clearwater Paper’s stock on the grant date. The fair value of the TSR portion of the performance share awards for purposes of estimating compensation was calculated using a Monte Carlo simulation model.  We determined the grant date fair value for all stock options using the Black-Scholes model in accordance with FASB ASC Topic 718. The assumptions underlying FASB ASC Topic 718 valuations performed for performance shares and stock options are discussed in Note 15 to our audited financial statements included in our 10-K.

Following is the value as of the grant date of the performance shares granted to our named executive officers by us in 2020 and in 2019, assuming the highest level of performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date.  Mr. Kitch (2020 - $1,629,131 and 2019 - $383,823, Ms. Massman (2019 - $2,540,044), Messrs. Murphy (2020 - $697,325), Hrivnak (2020 - $640,029 and 2019 - $416,427), Bowden (2020 - $566,462), Gadd (2020 - $691,520 and 2019 - $508,041) and Ms. Moyes (2020 - $566,462 and 2019 - $417,711).

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2020 were actually paid in 2021.
(3)

Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

Clearwater Paper Corporation 2021

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(4)	All Other Compensation Table below for additional information:

Name	Company Contributions		Other Benefits
	401(k)	Supplemental 401(k)(a)
Arsen S. Kitch	$14,763	$58,246	$13,875	(b)
Linda K. Massman	$16,140	$0	$1,394,519	(c)
Michael J. Murphy	$20,197	$6,250
Robert G. Hrivnak	$13,647	$0	$292,710	(d)
Steven M. Bowden	$14,844	$31,524
Michael S. Gadd	$15,632	$43,607	$10,000	(e)
Kari G. Moyes	$14,979	$33,448

(a)	Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan.
(b)

Includes legal fees paid on behalf of Mr. Kitch by the company in connection with the review of his CEO employment agreement that became effective April 1, 2020; and a charitable contribution of $10,000 made by the company to Spokane Symphony of which Mr. Kitch serves as a director.

(c)	Severance payment in accordance with the terms of Ms. Massman’s Employment Agreement including a cash severance payment of $1,387,500 and $7,019 in continued benefits.
(d)	Severance payment in accordance with the terms of our Executive Severance Plan including a cash severance payment of $284,423, $4,012 in continued benefits and $4,275 for Outplacement benefits.
(e)	Includes a charitable contribution of $10,000 made by the company to Second Harvest of which Mr. Gadd serves as a director.

Clearwater Paper Corporation 2021

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(5)

Mr. Kitch, who was previously Senior Vice President, General Manager, Consumer Products Division, was elected President and Chief Executive Officer effective as of April 1, 2020. Ms. Massman no longer served as President and Chief Executive Officer effective as of April 1, 2020.

(6)

Mr. Murphy joined the company on April 13, 2020 as Senior Vice President, Finance and Chief Financial Officer; his annual salary of $470,000 and non-equity incentive compensation was each prorated accordingly.

(7)	Messrs. Bowden and Murphy were not named executive officers prior to 2020, so no data is provided for 2018 and 2019.
(8)	Mr. Hrivnak ceased serving as Senior Vice President, Finance and Chief Financial Officer effective as of April 10, 2020, and his stock awards were forfeited.

Grants of Plan-Based Awards for 2020

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arsen S. Kitch		$0	$619,600	$1,239,200
	4/1/2020				0	45,891	91,782			$950,403
	4/1/2020							19,668	(3)	$349,107
	4/1/2020							43,706	(4)	$775,782
Linda K. Massman		$0	$230,600	$461,200
Michael J. Murphy		$0	$229,100	$458,200
	4/13/2020				0	16,803	33,606			$395,543
	4/13/2020							7,201	(3)	$149,421
	4/13/2020							17,875	(5)	$370,906
Robert G. Hrivnak (6)		$0	$99,500	$199,000
	3/3/2020				0	11,162	22,324			$376,718
	3/3/2020							4,784	(3)	$137,157
	4/1/2020							15,297	(7)	$271,522
Steve M. Bowden		$0	$246,500	$493,000
	3/3/2020				0	9,879	19,758			$333,416
	3/3/2020							4,234	(3)	$121,389
	4/1/2020							30,594	(7)	$543,044
Michael S. Gadd		$0	$303,300	$606,600
	3/3/2020				0	12,060	24,120			$407,025
	3/3/2020							5,169	(3)	$148,195
	4/1/2020							15,297	(7)	$271,522
Kari G. Moyes		$0	$248,600	$497,200
	3/3/2020				0	9,879	19,758			$333,416
	3/3/2020							4,234	(3)	$121,389
	4/1/2020							30,594	(7)	$543,044

(1)

Actual amounts paid under our annual incentive plan for performance in 2020 were paid in March 2021 and are reflected in the Summary Compensation Table on page 43 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan included an operational component related to company adjusted EBITDA, which accounted for 75% for the corporate executives and 40% for the division executives; a company-wide strategic initiatives component, which accounted for 25% and 30% for corporate and division executives, respectively; and for the remaining 30% for the division executives, a component related to division adjusted EBITDA. The company portion of the target annual bonus amount could have been up to 200% of target, depending on the company’s adjusted EBITDA performance; the company-wide strategic initiatives component of the bonus could have been up to 200% of the target; and the division portion of the target annual bonus amount could have been up to 200% of target, depending on the division adjusted EBITDA performance. This resulted in a cap on what could be paid out equal to 200% of the aggregate target amount for the year. If the company adjusted EBITDA threshold target is not met, no participant is eligible to receive a bonus under our annual incentive plan for that year. The threshold amounts shown in the table assume threshold for company performance, company-wide strategic initiatives performance and division performance.

Clearwater Paper Corporation 2021

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(2)

Amounts shown represent performance shares granted for the performance period 2020-2022. The named executive officers’ total long-term incentive grants were in the form of 70% performance shares that may pay out based on our Free Cash Flow (“FCF”) (70% of target grant) and Return on Invested Capital (“ROIC”) (30% of target grant), with a -25% to +25% modifier based on relative total stockholder return (“TSR”) compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index during the three-year performance period), and 30% time-vested RSUs, which has three-year ratable vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated as described in footnote 1 to the 2020 Summary Compensation Table above. Threshold payout is shown at zero solely for illustrative purposes. For both the relative FCF and ROIC portions of the performance share awards, threshold performance will result in a payout of 0% of target, target level performance will result in a payout of 100% of target, and maximum performance will result in a payout of 200% of target. The relative TSR modifier can modify a payout from -25% to +25% (not to exceed 200% for a total payout award).  For performance that is intermediate, the percent of target multiplier will be determined by interpolation.

(3)	Amounts represent RSUs with three-year ratable vesting subject to continuing employment.
(4)	Amount represents one-time award of RSUs upon Mr. Kitch’s election to CEO, which fully vests on April 1, 2024.
(5)	Amount represents one-time award of RSUs to Mr. Murphy at the time of hire, which will vest on April 13, 2023.
(6)	The equity incentive awards granted to Mr. Hrivnak were forfeited.
(7)	Amounts represent one-time awards of retention RSUs granted in light of the CEO transition which fully vest on April 1, 2022.

CEO Pay Ratio

Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO.  The median of the annual total compensation of all employees of our company (other than our CEO) was $88,242.  As reported in the “2020 Summary Compensation Table” above, the annual total compensation of our CEO was $4,010,645. Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 45 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of the date of the last payroll run for the year (December 31, 2020), our employee population consisted of approximately 3,345 individuals with all of the individuals located in the United States. This population consisted of our full-time, part-time and temporary workers.

•	To identify the median employee from our employee population, we compared the amount of total cash earnings of all of our employees (other than our CEO) based on our payroll records.
•	Since all of our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

The pay ratio disclosed above was calculated in accordance with SEC rules based upon our reasonable judgement and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

Clearwater Paper Corporation 2021

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2020 Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name (14)	Exercisable	Unexercisable	($)	Date	(#)(2)		($)(3)	(#)(4)	($)(3)
Arsen S. Kitch
Performance Share Grant (2020-2022)								91,782	$3,464,771
Restricted Stock Units (2020-2022)					19,668	(5)	$742,467
Restricted Stock Units (2020-2024)					43,706	(6)	$1,649,902
Performance Share Grant (2019-2021)								14,158	$534,465
Restricted Stock Units (2019-2021)					2,033	(7)	$76,746
Stock Option Grant (2018-2020)	4,839	2,493	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					831	(8)	$31,370
Stock Option Grant (2017-2019)	3,498		$56.75	2/27/2027
Stock Option Grant (2016-2018)	5,775		$38.75	2/25/2026
Stock Option Grant (2015-2017)	1,956		$61.75	2/26/2025
Stock Option Grant (2014-2016)	1,371		$66.97	2/24/2024
Michael J. Murphy
Performance Share Grant (2020-2022)								33,606	$1,268,627
Restricted Stock Units (2020-2022)					7,201	(9)	$271,838
Restricted Stock Units (2020-2023)					17,875	(10)	$674,781
Steve M. Bowden
Restricted Stock Units (2020-2022)					30,594	(11)	$1,154,924
Performance Share Grant (2020-2022)								19,758	$745,865
Restricted Stock Units (2020-2022)					4,234	(12)	$159,834
Performance Share Grant (2019-2021)								14,574	$550,169
Restricted Stock Units (2019-2021)					2,093	(7)	$79,011
Restricted Stock Units (2018-2020)					680	(13)	$25,670
Michael S. Gadd
Restricted Stock Units (2020-2022)					15,297	(11)	$577,462
Performance Share Grant (2020-2022)								24,120	$910,530
Restricted Stock Units (2020-2022)					5,169	(12)	$195,130
Performance Share Grant (2019-2021)								18,740	$707,435
Restricted Stock Units (2019-2021)					2,691	(7)	$101,585
Stock Option Grant (2018-2020)	6,476	3,337	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					1,112	(8)	$41,978
Stock Option Grant (2017-2019)	7,587		$56.75	2/27/2027
Stock Option Grant (2016-2018)	11,328		$38.75	2/25/2026
Stock Option Grant (2015-2017)	6,315		$61.75	2/26/2025
Stock Option Grant (2014-2016)	7,587		$66.97	2/24/2024
Kari G. Moyes
Restricted Stock Units (2020-2022)					30,594	(11)	$1,154,924
Performance Share Grant (2020-2022)								19,758	$745,865
Restricted Stock Units (2020-2022)					4,234	(12)	$159,834
Performance Share Grant (2019-2021)								15,408	$581,652
Restricted Stock Units (2019-2021)					2,212	(7)	$83,503
Stock Option Grant (2018-2020)	5,060	2,608	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					870	(8)	$32,843
Stock Option Grant (2017-2019)	6,141		$56.75	2/27/2027
Stock Option Grant (2016-2018)	8,943		$38.75	2/25/2026
Stock Option Grant (2015-2017)	5,010		$61.75	2/26/2025
Stock Option Grant (2014-2016)	1,407		$66.97	2/24/2024

(1)

For 2018, all named executive officers’ annual equity awards were in the form of 40% performance shares that may pay out based on our FCF (60% of target grant) and ROIC (40% of target grant) with a -25% to +25% modifier based on a relative TSR compared to that of a selected comparison group companies comprising the S&P MidCap 400® Index, excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period, 30% stock options and 30% time-vested RSUs, the latter with three-year ratable vesting subject to continuing employment. For 2019 and 2020, all named executive officers’ annual equity awards were in the form of 70% performance shares that may pay out based on our FCF (70% of target grant) and ROIC (30% of target grant) with a -25% to +25% modifier based on a relative TSR compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index) during the three-year performance period, and 30% time-vested RSUs, the latter with three-year ratable vesting subject to continuing employment. Because the performance share awards are for three-year performance periods that end December 31, 2021, and 2022, respectively, the actual number of shares that could be issued upon settlement of these awards may be less than the amounts shown in this table.

Clearwater Paper Corporation 2021

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(2)	This column shows RSUs granted in 2018, 2019 and 2020.
(3)	Values calculated using the $37.75 per share closing price of our common stock on December 31, 2020.
(4)

This column shows performance shares granted for the 2019-2021 and 2020-2022 performance periods. For each performance period, the performance is measured based on FCF and ROIC with a relative TSR modifier, and the share payouts under each measure will be 0% of target for threshold performance, 100% of target for target level performance, and 200% of target for the maximum level of performance. In each performance period, for performance that is intermediate, the percent of target multiplier will be determined by interpolation. The shares for both the 2019 and 2020 grants are shown at maximum (200%) based on actual performance as of December 31, 2020.

(5)	The shares listed will vest ratably 33% / 33% / 34% on April 1, 2021, April 1, 2022, and April 1, 2023, respectively.
(6)	100% of the shares listed in the table will vest on April 1, 2024.
(7)	The shares listed will vest ratably approximately 50% / 50% on March 7, 2021 and March 7, 2022, respectively.
(8)	The shares will vest on March 5, 2021.
(9)	The shares listed will vest ratably 33% / 33% / 34% on April 13, 2021, April 13, 2022, and April 13, 2023, respectively.
(10)	100% of the shares listed in the table will vest on April 13, 2023.
(11)	100% of the shares listed in the table will vest on April 1, 2022.
(12)	The shares listed will vest ratably 33% / 33% / 34% on March 3, 2021, March 3, 2022, and March 3, 2023, respectively.
(13)	The shares listed will vest on October 1, 2021.
(14)	Neither Ms. Massman nor Mr. Hrivnak had any outstanding awards as of December 31, 2020 in light of their terminations of employment.

2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)(3)
Arsen S. Kitch	0	$0	3,395	$106,878
Linda K. Massman	0	$0	16,240	$460,861
Michael J. Murphy	0	$0	0	$0
Robert G. Hrivnak	0	$0	1,452	$26,136
Steve M. Bowden	0	$0	1,690	$53,335
Michael S. Gadd	0	$0	4,747	$148,946
Kari G. Moyes	0	$0	3,781	$118,382
(1)

Consists of the gross number of RSUs that fully vested in 2020 and the gross number of performance shares for the 2018-2020 performance period that were approved for settlement by the Compensation Committee on March 4, 2021.  During the three-year performance period for these awards (2018-2020), the performance of FCF and ROIC with a TSR modifier resulted in a payout of performance shares equal to 40.6% of target.  The breakout of the gross number of RSUs and performance shares settled are as follows:

Name	RSUs Settled	Performance Shares Settled
Arsen S. Kitch	1,457	965
Linda K. Massman	12,291	0
Michael J. Murphy	0	0
Robert G. Hrivnak	1,098	0
Steve M. Bowden	1,164	0
Michael S. Gadd	2,168	1,342
Kari G. Moyes	1,687	1,004

Clearwater Paper Corporation 2021

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(2)

Fully vested performance shares and RSUs were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Arsen S. Kitch	973	$30,457
Linda K. Massman	3,949	$112,061
Michael J. Murphy	0	$0
Robert G. Hrivnak	354	$6,372
Steve M. Bowden	526	$16,376
Michael S. Gadd	1,237	$38,611
Kari G. Moyes	1,090	$33,974
(3)	Values are calculated using the per share closing price of our common stock on the vesting date of each award.

Post-Employment Compensation

Pension Benefits Table

Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. The Normal Retirement Benefit (or Accrued Benefit) was frozen as of December 31, 2011. Years of service were frozen as of December 31, 2011. The table below shows the actuarial present value of each named executive officer’s accumulated benefit, if eligible for the Retirement Plan, payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual incentive awards. Ms. Moyes and Messrs. Hrivnak, Bowden, Kitch and Murphy are not eligible to participate in these plans.

Name	Plan Name	Number of Years Credited Service (1)(#)	Present Value of Accumulated Benefit ($)(4)(5)	Payments During Last Fiscal Year ($)(5)
Linda K. Massman	Supplemental Plan (2)	3.30	$321,313	$0
	Retirement Plan (3)	3.30	$135,893	$0
Michael S. Gadd	Supplemental Plan (2)	5.84	$169,002	$1,571
	Retirement Plan (3)	5.84	$220,753	$2,052
(1)

Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.

(2)	Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.
(3)	Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010 and ceased to accrue further benefits for participants as of December 31, 2011.
(4)

The following assumptions were made in calculating the present value of accumulated benefits: discount rate of 2.60% as of December 31, 2020; retirement at the officer’s first unreduced retirement age, which is age 62 for Michael S. Gadd and 65 for Linda K. Massman as she terminated before age 55 and is not eligible for early retirement commencement; service as of December 31, 2011; mortality expectations based on the Mercer Industry Longevity Experience Study for basic materials, paper and packaging (MILES) table with generational projections using the Mercer derived projection scale MMP-2019 as of December 31, 2020; and IRS limitations and Social Security covered compensation through December 31, 2011.

(5)	A portion of Mr. Gadd’s benefit is being paid to an alternate payee and this information is reflected in the present value of benefits and payments during 2020.

Clearwater Paper Corporation 2021

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Summary of Retirement Plan Benefits. Full time Clearwater Paper salaried employees, including named executive officers, employed as of December 15, 2010 are eligible to participate in the Retirement Plan. Participants vest in Retirement Plan benefits upon the earlier of attainment of five years of Vesting Service, or age 65. An eligible employee’s “normal retirement date” is the first day of the month coincident with or next following the attainment of age 65. The monthly benefit payable to an employee retiring on the “normal retirement date” is: (1% times Final Average Earnings) times (Years of Credited Service) Plus (0.5% times “Final Average Earnings” in excess of the Social Security Benefit Base) times (Years of Credited service (up to 35)). “Final Average Earnings” are the highest average monthly compensation (including base salary and incentive awards) earned during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011 with compensation in a given year limited by Internal Revenue Code (“IRC”) Section 401(a)(17). If an eligible employee elects to receive an “early retirement benefit,” the “normal retirement benefit is reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service).  Participants in the Retirement Plan may select among various annuity forms and benefits with an actuarial present value less than $5,000 are paid in a lump sum.

Summary of the Supplemental Plan Benefit. All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415 are eligible to participate in the Salaried Supplemental Benefit Plan, and receive the additional retirement benefit that the participant would have earned without this limitation. Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65. Benefits commence for participants upon 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent value of the Supplemental Benefit is not more than $50,000, it is paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service. This benefit is adjusted for age at commencement similar to the Retirement Plan.

2020 Nonqualified Deferred Compensation Table

The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/2020) ($)(3)
Arsen S. Kitch	$0	$58,246	$13,532	$0	$109,602
Linda K. Massman	$0	$0	$604,028	$0	$2,343,955	(4)(5)
Michael J. Murphy	$0	$6,250	$0	$0	$6,250
Robert G. Hrivnak	$0	$0	$137	$0	$6,406
Steve M. Bowden	$0	$31,524	$216	$0	$31,739
Michael S. Gadd	$0	$43,607	$4,911	($345,805)	$69,496
Kari G. Moyes	$0	$33,448	$1,751	$0	$112,260
(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2020 Summary Compensation Table, page 43.
(2)

None of the Aggregate Earnings reported in this Table are included in the 2020 Summary Compensation Table in this proxy for the 2020 fiscal year as they do not represent above-market preferential earnings. These amounts include stock price gain on the mandatorily deferred RSUs.

Clearwater Paper Corporation 2021

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(3)	The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:

Name	Amount
Arsen S. Kitch	$29,098
Linda K. Massman	$2,235,004
Michael J. Murphy	$0
Robert G. Hrivnak	$6,270
Steve M. Bowden	$0
Michael S. Gadd	$339,601
Kari G. Moyes	$74,297

(4)

This aggregate balance includes RSUs that were previously, mandatorily deferred pursuant to RSU award agreements in 2012. The deferred stock units are entitled to dividend equivalents, if and when dividends are paid.

(5)

This aggregate balance is higher than the amount reported as compensation to the named executive officer in the Summary Compensation Tables for previous fiscal years due to an increase in value of the deferred RSUs.

In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($285,000 in 2020) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan or a combination of these investment vehicles. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($19,500 in 2020) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.

Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.

Clearwater Paper Corporation 2021

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Potential Payments Upon Termination or Change of Control

Severance Programs for Executive Employees

Our Executive Severance Plan (the Severance Plan) and Change of Control Plan provide severance benefits to our named executive officers and certain other employees. Benefits are payable under the Severance Plan in connection with a termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control.

Termination Other Than in Connection with Change of Control.  The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Ms. Massman and Mr. Kitch which have been modified in accordance with their respective employment agreements. The following table assumes a termination of employment occurred on December 31, 2020, other than for Ms. Massman and Mr. Hrivnak.

	Cash	Pro-Rata	Value of
	Severance	Annual	Equity	Benefit
	Benefit	Bonus(1)	Acceleration(2)	Continuation	Total
Arsen S. Kitch (3)	$1,125,000	$619,600	$0	$28,735	$1,773,335
Linda K. Massman (4)	$1,387,500	$230,600	$0	$16,601	$1,634,701
Michael J. Murphy	$470,000	$229,100	$0	$19,652	$718,752
Robert G. Hrivnak (5)	$284,423	$99,500	$0	$14,364	$398,287
Steve M. Bowden	$385,000	$246,500	$0	$18,831	$650,331
Michael S. Gadd	$470,000	$303,300	$0	$10,982	$784,282
Kari G. Moyes	$385,000	$248,600	$0	$12,998	$646,598

(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2020 and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination”; and (b) in connection with a change of control related triggering event. All equity awards have been calculated using the company’s closing stock price of $37.75 on December 31, 2020.

(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 18 months of base compensation, a prorated annual bonus based on actual company performance, and 18 months of continued health and welfare benefit coverage.  His employment agreement is discussed below under “Mr. Kitch’s Employment Agreement.”

(4)

Pursuant to her employment agreement, as amended, Ms. Massman received a cash severance payment equal to one and a half times her base salary from the date of her separation from service and a prorated annual bonus for the termination year under the applicable bonus plan. Ms. Massman’s employment terminated effective as of April 1, 2020 and subject to the execution of a release of claims and compliance with restrictive covenants in her separation and release agreement, she received the benefits set forth above (prorated for the annual bonus payment, if any, based on company performance under the AIP).

(5)	Mr. Hrivnak ceased to be an employee effective April 10, 2020. The amounts shown are those received by him in accordance with the Executive Severance Plan.

Clearwater Paper Corporation 2021

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Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):

▪	Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or
▪	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
▪	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
▪

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

▪	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or
▪	a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company or joint venture.

Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to the executive officer, except for Mr. Kitch as noted above:

▪

cash payments equal to twelve months of the executive’s base pay, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount.  The Severance Pay Period means 52 weeks;

▪

continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and prorated for the number of days during the fiscal year in which the executive was employed;

▪

continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and

▪	continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.

Clearwater Paper Corporation 2021

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Termination in Connection with a Change of Control.  The following table sets forth the benefits payable to each of our named executive officers under the Change of Control Plan upon a termination of employment except for Mr. Kitch to the extent his benefits listed below are paid in accordance with his employment agreement as discussed below. The following table assumes, except for Ms. Massman and Mr. Hrivnak, the termination of employment and a change of control each occurred on December 31, 2020.

	Cash	Pro-Rata	Value of		Enhancement
	Severance	Annual	Equity	Benefit	of Retirement
	Benefit	Bonus	Acceleration(1)	Continuation	Benefits(2)	Total
Arsen S. Kitch (3)	$3,750,000	$619,600	$3,071,182	$47,892	$0	$7,488,674
Linda K. Massman (4)	$0	$0	$0	$0	$0	$0
Michael J. Murphy	$1,938,750	$229,100	$996,940	$49,131	$9,681	$3,223,602
Robert G. Hrivnak (4)	$0	$0	$0	$0	$0	$0
Steve M. Bowden	$1,588,125	$246,500	$1,687,123	$47,078	$0	$3,568,826
Michael S. Gadd	$1,938,750	$303,300	$1,255,849	$27,456	$0	$3,525,355
Kari G. Moyes	$1,588,125	$248,600	$1,710,065	$32,496	$0	$3,579,286
(1)

Amount reflects the value of equity acceleration with respect to outstanding RSUs and stock options, calculated using the company’s closing stock price of $37.75 on December 31, 2020. With respect to outstanding performance shares, they are shown at target performance. Under the award agreement relating to our performance shares granted in 2019 and beyond, upon a change of control and “double trigger” event, a prorated portion of the performance shares is payable at target performance together with any dividend equivalents, based on the number of full calendar months the Employee is employed during the Performance Period prior to the date of the Double Trigger Event, divided by thirty-six (the number of months in the three-year performance period).  Under the award agreements for RSUs and stock options, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU and stock option will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a prorated portion of each RSU and stock option based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable. Upon a change of control and “double trigger” event for non-LTIP RSUs during the vesting period, the RSUs shall become immediately vested in full.

(2)	Reflects the immediate vesting of the unvested portion of the executives’ Defined Contribution Plan Account.
(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus, a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and 2.5 years of continued health and welfare benefit coverage.

(4)	Ms. Massman and Mr. Hrivnak ceased to be employees effective April 1, 2020 and April 10, 2020, respectively; therefore, neither was eligible for Change of Control benefits.

In general, under the Change of Control Plan, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

A change of control event does not occur upon the approval by stockholders of a merger, consolidation, or sale transaction alone, but rather consummation of such a triggering event is also required.

Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):

▪	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or

Clearwater Paper Corporation 2021

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▪	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
▪	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
▪

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

▪	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;
▪	a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or
▪	a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.

Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to executives:

▪

a cash benefit equal to the executive’s annual base pay plus his or her annual base pay multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount, multiplied by 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months of his or her 65th birthday;

▪

an annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and prorated for the number of days during the fiscal year in which the executive was employed;

▪

continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Subsidized Benefits Period, or such other period required by COBRA;

▪	reimbursement of COBRA premium payments during the Subsidized Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;
▪	continued basic life insurance coverage for the Subsidized Benefits Period;
▪

a lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and

▪

for executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.

No Tax Gross-Ups. We do not pay tax gross-ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit—either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

Mr. Kitch’s Employment Agreement

We entered into an employment agreement with Mr. Kitch effective April 1, 2020, (the “Agreement”). Mr. Kitch does not participate in the Severance Plan and Change of Control Plan.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Pursuant to Mr. Kitch’s Agreement, if his employment terminates on or after April 1, 2020, for any reason other than cause, death, disability, or retirement, or he terminates his employment for good reason, he would receive (i) a cash severance payment equal to one and a half times his base salary; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; and (iii) eighteen months of continued health and welfare benefit coverage. If Mr. Kitch is terminated without cause or he resigns for good reason, within the two years following a change of control, he will receive (i) a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. If Mr. Kitch is terminated due to death or disability, he would receive a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Mr. Kitch agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Other Potential Payments Upon Termination

In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability or retirement.

For annual RSU, stock option and performance share awards, if the holder’s employment terminates because of death, disability or retirement the following occurs:

•

for RSUs, a prorated portion of the award scheduled to vest at the next vesting date, would be paid based on the ratio of the number of full months the holder was employed from the previous annual vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months;

•

for stock options, a prorated portion of the award scheduled to vest at the next vesting date would become exercisable based on the ratio of the number of full months the holder was employed from the previous annual vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months; and

•

for performance shares, a prorated portion of the award would be paid at the end of the performance period, based on the ratio of the number of full calendar months the holder was employed during the performance period to thirty-six months.

For annual RSU and stock option awards granted in 2018, the RSUs and stock options shall vest ratably over a three-year period (33%, 33% and 34%) on March 5th of 2019, 2020 and 2021, respectively.  For annual RSU awards granted in 2019, the RSUs shall vest ratably over a three-year period (33%, 33% and 34%) on March 7th of 2020, 2021 and 2022, respectively. For annual RSU awards granted in 2020, the RSUs shall vest ratably over a three-year period (33%, 33% and 34%) on March 3rd of 2021, 2022 and 2023, respectively.

For special (non-annual) RSU awards granted in 2020, the RSUs shall cliff vest in accordance with the terms of their awards in two, three and four years from date of grant (April 1, 2022, April 13, 2023 and April 1, 2024).

With respect to RSUs and performance shares, dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the prorated period, are paid at the end of the vesting or performance period.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

The following table summarizes the value as of December 31, 2020, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Mr. Gadd who was eligible for early retirement under the Retirement Plan as of December 31, 2020. As a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

	Cash	Pro-Rata
	Severance	Annual	Value of Equity	Benefit
	Benefit	Bonus(1)	Acceleration(2)	Continuation	Total
Arsen S. Kitch	$0	$619,600	$1,940,325	$0	$2,559,925
Linda K. Massman (3)	$0	$0	$0	$0	$0
Michael J. Murphy	$0	$229,100	$491,656	$0	$720,756
Robert G. Hrivnak (3)	$0	$0	$0	$0	$0
Steve M. Bowden	$0	$246,500	$1,001,686	$0	$1,248,186
Michael S. Gadd	$0	$303,300	$955,613	$0	$1,258,913
Kari G. Moyes	$0	$248,600	$1,038,379	$0	$1,286,979

(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2020, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Amount reflects the value of equity acceleration with respect to outstanding RSUs and stock options, which was calculated using the company’s closing stock price of $37.75 on December 31, 2020. Amount reflects any equity acceleration with respect to outstanding performance shares based on actual performance as of December 31, 2020.

(3)	Ms. Massman and Mr. Hrivnak ceased to be employees effective April 1, 2020 and April 10, respectively; therefore, neither was eligible for Death and Disability benefits as of December 31, 2020.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan.  In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her prorated target bonus for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the annual bonus based on our actual performance.

Benefits Protection Trust Agreement.  We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan; Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance Plan; Mr. Kitch’s Employment Agreement and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

4. AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2020 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” as amended. The Audit Committee received the written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2020, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

John J. Corkrean, Chair
Kevin J. Hunt William D. Larsson
Ann C. Nelson
John P. O’Donnell

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2020 and 2019 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees (1)	Audit-Related Fees	Tax Fees	All Other Fees
2020	$1,634,348	$-	$-	$-
2019	$1,766,065	$-	$-	$-

(1)

Audit fees represent fees for the audit of the company's annual financial statements, the audit of internal control over financial reporting, reviews of the quarterly financial statements, consents and debt compliance reports.

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

5. ANNUAL MEETING INFORMATION

GENERAL INFORMATION

Stockholder Proposals for 2022

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2022 Annual Meeting is December 5, 2021. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 17, 2022 and February 16, 2022. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our bylaws and must otherwise comply with the requirements of SEC’s Rule 14a-8. A copy of our bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investors,” and then “Governance.”

Stockholders Sharing the Same Address

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. Broadridge will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you call or write at:

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact Broadridge at the above address.

Annual Report and Financial Statements

A copy of our 2020 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2020, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2020 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investors” and then selecting “Financial Info” and then “Annual Reports” or request one by selecting “Contact Us.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2020.

Copies of Corporate Governance and Other Materials Available

The Board of Directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investors” and then “Governance:”

▪	Restated Certificate of Incorporation
▪	Amended and Restated Bylaws

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

▪	Corporate Governance Guidelines
▪	Code of Business Conduct and Ethics
▪	Code of Ethics for Senior Officers
▪	Audit Committee Charter
▪	Compensation Committee Charter
▪	Nominating and Governance Committee Charter
▪	Director Independence Policy
▪	Human Rights Policy
▪	Related Person Transaction Policy

Forward Looking Statements

This report contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding balance sheet metrics; liquidity; tissue and paperboard markets and dynamics; product sustainability and attributes; environmental, social and governance goals, commitments and performance; diversity; human capital and work-force commitments; and innovation and growth. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this report. Important factors that could cause or contribute to such differences include those discussed in the “Risk Factors” and “Developments and Trends in Our Business” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements contained in this report present management’s views only as of the date of this report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about April 6, 2021, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2021 Proxy Statement and 2020 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

Date, Time and Place of the Meeting

The 2021 Annual Meeting of Stockholders will be held on Monday, May 17, 2021, at 9:00 a.m., local time, at 601 West Riverside Avenue, Spokane, WA  99201.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Instructions for Web Participation in the Annual Meeting

We continue to face an unpredictable situation and restrictions on travel and gatherings with respect to the COVID-19 pandemic. The health and safety of our stockholders, employees and communities are of paramount concern to our Board and management.

We are holding the Annual Meeting in person at the Company’s corporate headquarters at 601 West Riverside Avenue, Spokane, Washington 99201 as presented in the Notice of Annual Meeting provided with our proxy materials. However, to minimize the risk to our stockholders, employees, and communities, we are providing a means to participate in the meeting via a webcast.

Voting at the Meeting

Please note that stockholders will not be able to vote or revoke a proxy through the webcast. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete and return the proxy card included with our proxy materials, or through your broker, bank, or other nominee’s voting instruction form. Stockholders of record can also vote via telephone or via the internet by following the instructions on your proxy card. Stockholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted.

Webcast Registration Instructions

To attend the webcast of the Annual Meeting, stockholders will need to register at register.proxypush.com/CLW or enter the url https://register.proxypush.com/CLW by 5:00 p.m. (Pacific) on Thursday, May 13th.  If stockholders do not register prior to this time, they will not be able to participate in the webcast. Once registered, stockholders will receive a confirmation email with a link to access the webcast. Those planning to listen should connect to the webcast at least 10 minutes prior to the start of the Annual Meeting. Subject to customary rules adopted by the Company, stockholders attending the Annual Meeting in person will be provided an opportunity to ask questions and the Annual Meeting webcast will offer a means to ask written questions.

Replay of the Meeting

The Annual Meeting webcast will be archived on the Investor Relations section of the Company’s website through May 17, 2022.

If you have further questions regarding proxy voting or how to access the Annual Meeting via webcast, please do not hesitate to contact investor relations at investorinfo@clearwaterpaper.com or by phone at (509) 344-5906.

Purpose of the Meeting

The purpose of the meeting is to:

▪	elect three directors to our Board;
▪	ratify the appointment of our independent registered public accounting firm for 2021;
▪	hold an advisory vote to approve the compensation of our named executive officers; and
▪	transact any other business that properly comes before the meeting.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2021, and FOR approval of the compensation of our named executive officers.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Who May Vote

Stockholders who owned common stock at the close of business on March 18, 2021, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Proxy Solicitation

Certain of our directors, officers and employees, our proxy solicitor, D.F. King & Co., and our third-party investor relations company, Solebury Trout, LLC, may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $7,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of Votes—Inspector of Election

Broadridge Financial Solutions, Inc., or Broadridge, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare) and Shares held in a Clearwater Paper 401(k) Savings Plans (through Fidelity Management Trust Company:

▪

Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

▪

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

▪

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

IMPORTANT NOTE TO 401(K) SAVINGS PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 12, 2021, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.

If the 401(k) Savings Plans trustee does not timely receive voting directions from a 401(k) Savings Plans participant or beneficiary, the participant or beneficiary shall be deemed to have directed the 401(k) Savings Plans trustee to vote his or her company stock account in accordance with the pro

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

rata percentage of voting directions received for the allocated stock. Conversely, if voting directions are timely received, they will proportionally control how unallocated or undirected shares of company stock are voted. For this reason, shares held through a 401(k) Savings Plan are ineligible to be voted at the in-person meeting.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

▪

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your bank, broker, or other nominee in order to instruct your bank, broker, or nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the bank, broker, or other nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

▪

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items but cannot vote your shares for “non-discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2021 and FOR advisory approval of the vote on the compensation of our named executive officers. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-800-578-5378 or Solebury Trout LLC, Investor Relations at 1-509-344-5906.

Revoking your Proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary, 601 West Riverside Avenue, Suite 1100, Spokane WA, 99201 and by submitting a later-dated proxy, or you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in one of the 401(k) Savings Plans (through Fidelity Management Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge, our proxy agent, must receive your revocation by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 12, 2021, in order for the revocation to be communicated to the 401(k) Savings Plans trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker, or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 18, 2021, the record date, we had 16,678,422 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Votes Needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1 and to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2.

The votes presented in Proposal 3 is an advisory vote and therefore are not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous stockholder advisory votes regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1 and 2 withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Majority Vote Standard in Uncontested Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

In accordance with our bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Annual Meeting Attendance

We cordially invite and encourage all of our stockholders to attend the meeting either virtually or in-person. Persons who are not stockholders may attend only if invited by us. You should be prepared to present photo identification for admittance to the in-person meeting.

▪	If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.
▪	If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.
▪	If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

If you do not provide photo identification and comply with the other procedures outlined above, you may not be admitted to the Annual Meeting.

Other Matters Presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2021 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

6. PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter, our Amended and Restated Bylaws and our Corporate Governance Guidelines.

Each nominee is currently a member of the Board. If any nominee becomes unable to serve as a director before the meeting or decides not to serve, the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2024

John J. Corkrean

Age 55, a director since May 2019

Arsen S. Kitch

Age 39, a director since April 2020

Alexander Toeldte

Age 61, a director since April 2016

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

We recommend a vote FOR this proposal.

Based upon its review of KPMG LLP’s (“KMPG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2021.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2021 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, may continue to retain that firm, or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Clearwater Paper Corporation 2021

1	PROXY SUMMARY AND BUSINESS HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR this proposal.

This Proposal 3 vote, provides you with the opportunity to advise our Board of Directors and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which describes our executive compensation programs that are designed to attract, retain, motivate and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the company’s achievement of financial performance targets as well as their individual achievement of specific strategic and corporate goals on an annual basis and for realization of increased stockholder return on a long-term basis. In 2020, we received a 93.48% vote in favor of our executive compensation program from our stockholders.

We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The advisory vote is not binding on the company, our Compensation Committee or our Board of Directors. We value the opinions of our stockholders, however, and the Compensation Committee will take into account, as it did with respect to last year’s advisory vote to approve named executive officer compensation, the result of the vote when determining future executive compensation.

Clearwater Paper Corporation 2021

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/16/2021 for shares held directly and by 11:59 P.M. ET on 05/12/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/16/2021 for shares held directly and by 11:59 P.M. ET on 05/12/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44214-P51552-Z79336 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLEARWATER PAPER CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain 1a. John J. Corkrean 1b. Arsen S. Kitch 1c. Alexander Toeldte  The Board of Directors recommends you vote FOR proposals 2 and 3  For  Against  Abstain  2. Ratification of the appointment of KPMG, LLP as the Company's independent registered public accounting firm for 2021.  3. Advisory vote to approve named executive officer compensation.  NOTE: THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 & 3.  Yes  No  Please indicate if you plan to attend this meeting.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

To register to attend the webcast of the Annual Meeting go to https://register.proxypush.com/CLW. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10-K is/are available at www.proxyvote.com. D44215-P51552-Z79336 CLEARWATER PAPER CORPORATION Annual Meeting of Stockholders May 17, 2021 9:00 AM This proxy is solicited by the Board of Directors Common: The undersigned hereby appoints Arsen S. Kitch, Michael J. Murphy and Michael S. Gadd, or any one of them, as proxies, each with full power to act without the others and with the powers of substitution in each, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 17, 2021, at 601 W. Riverside Ave., Spokane, WA 99201, and any adjournment or postponement thereof. 401(k) Plan: On behalf of the Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Clearwater Paper 401(k) Savings Plans. If you do not return this voting instruction form or vote by telephone or Internet by 11:59 p.m., Eastern Daylight Time, on May 12, 2021, the Trustee (Fidelity Management Trust Company) must vote Plan shares in the same proportion as voted by other Plan participants. THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2-3. Continued and to be signed on reverse side